                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                       LORAL SPACE & COMMUNICATIONS LTD.

               PROSPECTUS SUPPLEMENT NO. 4 DATED OCTOBER 27, 1997
                       TO PROSPECTUS DATED JULY 11, 1997

     The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                                         NUMBER OF     NUMBER OF
                                                                         SHARES OF     SHARES OF
                                                                         PREFERRED      COMMON
SELLING HOLDERS                                                            STOCK         STOCK
-----------------------------------------------------------------------  ---------     ---------
BT Alex. Brown, Inc. ..................................................    82,000       205,000
Aragon Investments Ltd. ...............................................    12,500        31,250
Taft Securities LLC....................................................    12,500        31,250